Exhibit 99.2

Supplemental Information

September 30, 2012

(Unaudited)

Table of Contents

Company Information	1
Summary	2
Funds From Operations	3
Funds Available for Distribution	4
Capitalization	5
Credit Profile	6-7
Indebtedness and Ratios	8
Investments and Dispositions	9
Development	10
Owned Portfolio
Portfolio summary	12
Portfolio concentrations	13
Same property portfolio	14
Lease expirations and debt investment maturities	15
Owned Senior Housing Portfolio
Investments and operator concentration	16
Trends	17
Owned Post-Acute/Skilled Nursing Portfolio
Investments and operator concentration	18
Trends and HCR ManorCare information	19
Owned Life Science Portfolio
Investments, tenant concentration and trends	20
Selected lease expirations and leasing activity	21
Owned Medical Office Portfolio
Investments and trends	22
Leasing activity	23
Owned Hospital Portfolio
Investments and operator concentration	24
Trends	25
Investment Management Platform	26
Reporting Definitions and Reconciliations of Non-GAAP Measures	27-32

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this supplemental information which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements include among other things the Company’s estimate of (i) completion dates, stabilization dates, rentable square feet and total investment for development projects in progress, and (ii) rentable square feet for land held for development.  These statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company and its management’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements.  These risks and uncertainties include but are not limited to: national and local economic conditions; continued volatility in the capital markets, including changes in interest rates and the availability and cost of capital, which changes and volatility affect opportunities for profitable investments; the Company’s ability to access external sources of capital when desired and on reasonable terms; the Company’s ability to manage its indebtedness levels; changes in the terms of the Company’s indebtedness; the Company’s ability to maintain its credit ratings; the potential impact of existing and future litigation matters, including the possibility of larger than expected litigation costs and related developments; the Company’s ability to successfully integrate the operations of acquired companies; risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition and continued cooperation; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); the Company’s ability to reposition its properties on the same or better terms if existing leases are not renewed or the Company exercises its right to replace an existing operator or tenant upon default; continuing reimbursement uncertainty in the post-acute/skilled nursing segment; competition in the senior housing segment specifically and in the healthcare industry in general; the ability of the Company’s operators and tenants from its senior housing segment to maintain or increase their occupancy levels and revenues; the ability of the Company’s lessees and mortgagors to maintain the financial strength and liquidity necessary to satisfy their respective obligations to the Company and other third parties; the bankruptcy, insolvency or financial deterioration of the Company’s operators, lessees, borrowers or other obligors; changes in healthcare laws and regulations, including the impact of future or pending healthcare reform, and other changes in the healthcare industry which affect the operations of the Company’s lessees or obligors, including changes in the federal budget resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; the Company’s ability to recruit and retain key management personnel; costs of compliance with regulations and environmental laws affecting the Company’s properties; changes in tax laws and regulations; changes in the financial position or business strategies of HCR ManorCare; the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; changes in rules governing financial reporting, including new accounting pronouncements; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

Company Information(1)

Board of Directors

James F. Flaherty III	Michael D. McKee
Chairman and Chief Executive Officer	Chief Executive Officer
HCP, Inc.	Bentall Kennedy U.S., L.P.

Christine N. Garvey	Peter L. Rhein
Former Global Head of Corporate	Partner, Sarlot & Rhein
Real Estate Services, Deutsche Bank AG

David B. Henry	Kenneth B. Roath
Vice Chairman, President and Chief	Chairman Emeritus, HCP, Inc.
Executive Officer, Kimco Realty Corporation

Lauralee E. Martin	Joseph P. Sullivan
Chief Operating and Financial Officer	Chairman Emeritus of the Board of Advisors
Jones Lang LaSalle Incorporated	RAND Health

Senior Management

James F. Flaherty III	Thomas M. Klaritch
Chairman and	Executive Vice President
Chief Executive Officer	Medical Office Properties

Jonathan M. Bergschneider	James W. Mercer
Executive Vice President	Executive Vice President, General Counsel
Life Science Estates	and Corporate Secretary

Paul F. Gallagher	Timothy M. Schoen
Executive Vice President and	Executive Vice President and
Chief Investment Officer	Chief Financial Officer

Edward J. Henning	Susan M. Tate
Executive Vice President	Executive Vice President
Post-Acute and Hospitals
Thomas D. Kirby
Executive Vice President	Kendall K. Young
Acquisitions and Valuations	Executive Vice President
Senior Housing

Other Information

Corporate Headquarters	San Francisco Office
3760 Kilroy Airport Way, Suite 300	400 Oyster Point Boulevard, Suite 409
Long Beach, CA 90806-2473	South San Francisco, CA 94080-1920
(562) 733-5100

Nashville Office
3000 Meridian Boulevard, Suite 200
Franklin, TN 37067-6388

The information in this supplemental information package should be read in conjunction with the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the Securities and Exchange Commission (“SEC”). The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein.

On the Company’s internet website, www.hcpi.com, you can access, free of charge, its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on its website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. In addition, the SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including HCP, that file electronically with the SEC at www.sec.gov.

For more information, contact Timothy M. Schoen, Executive Vice President and Chief Financial Officer at (562) 733-5309.

(1)      As of October 26, 2012.

1

Summary

Dollars in thousands, except per share data

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011		2012	2011
Revenues	$475,482	$441,229		$1,393,206	$1,254,757

NOI	392,077	382,496		1,169,387	1,002,850

Adjusted (Cash) NOI	356,450	344,000		1,063,715	902,303

YoY SPP Adjusted (Cash) NOI % Change	3.6%	4.5%	(1)	3.8%	4.6%	(1)

Adjusted EBITDA	$405,622	$384,828		$1,195,684	$1,086,662

Diluted FFO per common share	0.67	0.63		2.01	1.83

Diluted FFO as adjusted per common share	0.69	0.67		2.05	2.02

Diluted FAD per common share	0.55	0.53		1.65	1.65

Diluted EPS	0.45	0.41		1.36	1.14

Dividends declared per common share	$0.50	$0.48		$1.50	$1.44

FFO as adjusted payout ratio	72%	72%		73%	71%

FAD payout ratio	91%	91%		91%	87%

Financial leverage	40%	41%		40%	41%

Adjusted fixed charge coverage	3.7x	3.3x		3.5x	3.0x

	September 30,	December 31,
Total properties:	2012	2011

Senior housing	312	314

Post-acute/skilled nursing	313	313

Life science	113	108

Medical office	270	254

Hospital	21	21

Total	1,029	1,010

Portfolio Income from Assets Under Management(2)	Assets Under Management: $19.4 billion(3)

(1)      SPP adjusted (cash) NOI growth amounts are presented as originally reported.

(2)      Represents adjusted NOI from real estate owned by HCP, interest income from debt investments and HCP’s pro rata share of adjusted NOI from real estate owned by the Company’s Investment Management Platform, excluding assets under development and land held for development, for the nine months ended September 30, 2012.

(3)      Represents the historical cost of real estate owned by HCP, the carrying amount of debt investments and 100% of the cost of real estate owned by the Company’s Investment Management Platform, excluding assets held for sale and under development and land held for development, at September 30, 2012.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

2

Funds From Operations

Dollars and shares in thousands, except per share data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net income applicable to common shares	$195,629	$166,367	$572,352	$453,306
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	88,686	86,672	259,039	265,742
Discontinued operations	1,453	1,884	7,300	4,286
DFL depreciation	3,234	2,874	9,426	5,879
Gain on sales of real estate	—	—	(2,856)	—
Gain upon consolidation of joint venture	—	—	—	(7,769)
Equity income from unconsolidated joint ventures	(13,396)	(17,050)	(42,803)	(32,798)
FFO from unconsolidated joint ventures	16,043	19,574	50,495	40,408
Noncontrolling interests’ and participating securities’ share in earnings	3,414	3,822	11,224	14,553
Noncontrolling interests’ and participating securities’ share in FFO	(4,821)	(4,572)	(15,512)	(16,385)
FFO applicable to common shares	$290,242	$259,571	$848,665	$727,222
Distributions on dilutive convertible units	3,148	3,048	9,397	9,066
Diluted FFO applicable to common shares	$293,390	$262,619	$858,062	$736,288

Weighted average shares used to calculate diluted FFO per share	437,043	414,590	427,388	402,967

Diluted FFO per common share	$0.67	$0.63	$2.01	$1.83

Dividends declared per common share	$0.50	$0.48	$1.50	$1.44

FFO payout ratio	74.6%	76.2%	74.6%	78.7%

Impact of adjustments to FFO:
Preferred stock redemption charge(1)	$—	$—	$10,432	$—
Merger-related items(2)	—	—	—	26,596
Impairments(3)	7,878	15,400	7,878	15,400
	$7,878	$15,400	$18,310	$41,996

FFO as adjusted applicable to common shares	$298,120	$274,971	$866,975	$769,218
Distributions on dilutive convertible units and other	3,127	3,011	9,345	8,927
Diluted FFO as adjusted applicable to common shares	$301,247	$277,982	$876,320	$778,145

Weighted average shares used to calculate diluted FFO as adjusted per share	437,043	414,590	427,388	385,693 (4)

Diluted FFO as adjusted per common share	$0.69	$0.67	$2.05	$2.02 (4)

FFO as adjusted payout ratio	72.5%	71.6%	73.2%	71.3%

(1)      In connection with the redemption of the Company’s preferred stock, during the nine months ended September 30, 2012, the Company incurred a one-time, non-cash redemption charge of $10.4 million, or $0.02 per share, related to the original issuance costs.

(2)      Merger-related items for the nine months ended September 30, 2011 are attributable to the HCR ManorCare Acquisition (incurred from January 1st through April 6th 2011), which include the following: (i) $26.8 million of direct transaction costs, (ii) $23.9 million of interest expense associated with the $2.4 billion senior unsecured notes offering completed on January 24, 2011, which proceeds were obtained to prefund the HCR ManorCare Acquisition, partially offset by (iii) $24.1 million of income related to gains upon the reinvestment of the Company’s debt investment in HCR ManorCare and other miscellaneous items.

(3)      The third quarter 2012 impairment charge of $7.9 million, or $0.02 per share, relates to the pending sale of a land parcel in our life science segment. The third quarter 2011 impairment charge of $15.4 million, or $0.04 per share, relates to our senior secured loan to Cirrus Health.

(4)        $0.15 per share of merger-related items attributable to the HCR ManorCare Acquisition include the following:

(i)      $0.07 per share of direct transaction costs that is discussed in footnote 2(i);

(ii)    ($0.07) per share of income related to gains upon the reinvestment of the Company’s debt investment in HCR ManorCare debt and other miscellaneous items that are discussed in footnote 2(iii); and

(iii) $0.15 per share of negative carry related to prefunding activities of: (a) $0.09 per share from the Company’s December 2010 46 million share common stock offering and 30 million shares from the Company’s March 2011 common stock offering (excludes 4.5 million shares sold to the underwriters upon exercise of their option to purchase additional shares), which issuances increased weighted average shares by 26 million for the nine months ended September 30, 2011; and (b) $0.06 per share for additional interest expense related to the $2.4 billion senior unsecured notes offering that is discussed in footnote 2(ii). Proceeds from these offerings were used to prefund a portion of the cash consideration for the HCR ManorCare Acquisition.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

3

Funds Available for Distribution

Dollars and shares in thousands, except per share data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
FFO as adjusted applicable to common shares	$298,120	$274,971	$866,975	$769,218
Amortization of above and below market lease intangibles, net	(533)	(1,178)	(1,855)	(3,271)
Amortization of deferred compensation	5,540	5,081	16,947	15,286
Amortization of deferred financing costs, net	3,956	3,716	12,415	10,065
Straight-line rents	(11,821)	(14,024)	(33,608)	(46,936)
DFL accretion(1)	(23,433)	(23,571)	(71,072)	(48,508)
DFL depreciation	(3,234)	(2,874)	(9,426)	(5,879)
Deferred revenues – tenant improvement related	(424)	(491)	(1,257)	(2,134)
Deferred revenues – additional rents (SAB 104)	356	284	2,358	850
Leasing costs and tenant and capital improvements	(15,705)	(10,832)	(42,817)	(31,772)
Joint venture and other FAD adjustments(1)	(16,543)	(14,757)	(43,219)	(29,087)
FAD applicable to common shares	$236,279	$216,325	$695,441	$627,832
Distributions on dilutive convertible units	1,827	1,756	5,404	5,158
Diluted FAD applicable to common shares	$238,106	$218,081	$700,845	$632,990

Weighted average shares used to calculate diluted FAD per share	434,786	412,305	425,121	383,397

Diluted FAD per common share	$0.55	$0.53	$1.65	$1.65

Dividends declared per common share	$0.50	$0.48	$1.50	$1.44

FAD payout ratio	90.9%	90.6%	90.9%	87.3%

(1)      For the three and nine months ended September 30, 2012, DFL accretion reflects an elimination of $14.9 million and $44.4 million, respectively. For the three and nine months ended September 30, 2011, DFL accretion reflects an elimination of $14.4 million and $27.7 million, respectively. Our ownership interest in HCR ManorCare OpCo is accounted for using the equity method, which requires an ongoing elimination of DFL income that is proportional to our ownership in HCR ManorCare OpCo. Further, our share of earnings from HCR ManorCare OpCo (equity income) increases for the corresponding elimination of related lease expense recognized at the HCR ManorCare OpCo level, which we present as a non-cash joint venture FAD adjustment.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

4

Capitalization

Dollars and shares in thousands, except price data

Total Debt
	September 30, 2012	December 31, 2011	September 30, 2011
Bank line of credit	$—	$454,000	$375,000
Term loan(1)	221,214	—	—
Senior unsecured notes	5,913,690	5,416,063	5,415,097
Mortgage debt	1,684,514	1,715,039	1,730,102
Mortgage debt on assets held for sale	—	49,532	49,938
Other debt	84,580	87,985	89,325
Consolidated debt	7,903,998	7,722,619	7,659,462
HCP’s share of unconsolidated debt(2)	141,465	143,196	143,916
Total debt	$8,045,463	$7,865,815	$7,803,378

Total Market Capitalization
	September 30, 2012
	Shares	Value	Total Value
Common stock (NYSE: HCP)	429,980	$44.48	$19,125,510

Convertible partnerships (DownREITs)(3)	6,412		285,206

Total market equity			$19,410,716

Consolidated debt			7,909,647

Total market equity and consolidated debt			$27,320,363

HCP’s share of unconsolidated debt(2)			141,465

Total market capitalization			$27,461,828

Common Stock and Equivalents
		Weighted Average Shares
	Shares	Three Months Ended September 30, 2012
	Outstanding	Diluted	Diluted	Diluted FFO	Diluted
	September 30, 2012	EPS	FFO	As Adjusted	FAD
Common stock	429,980	429,557	429,557	429,557	429,557
Common equivalent securities:
Restricted stock and units	1,756	321	321	321	321
Dilutive impact of options	900	900	900	900	900
Convertible partnership units	6,412	—	6,265	6,265	4,008
Total common and equivalents	439,048	430,778	437,043	437,043	434,786

		Weighted Average Shares
		Nine Months Ended September 30, 2012
		Diluted	Diluted	Diluted FFO	Diluted
		EPS	FFO	As Adjusted	FAD
Common stock		420,049	420,049	420,049	420,049
Common equivalent securities:
Restricted stock and units		278	278	278	278
Dilutive impact of options		1,077	1,077	1,077	1,077
Convertible partnership units		—	5,984	5,984	3,717
Total common and equivalents		421,404	427,388	427,388	425,121

(1)      Represents £137 million translated into U.S. dollars as of September 30, 2012.

(2)      Reflects the Company’s pro rata share of amounts in the Investment Management Platform and HCR ManorCare OpCo.

(3)      Convertible partnership (DownREIT) units are exchangeable for an amount of cash approximating the then-current market value of shares of the Company’s common stock at the time of conversion or, at the Company’s election, shares of the Company’s common stock.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

5

Credit Profile

Financial Leverage

Secured Debt Ratio

Adjusted Fixed Charge Coverage

Net Debt to Adjusted EBITDA

(1)        As of and for the six months ended June 30, 2006 (12 months for adjusted fixed charge coverage). The Company completed the mergers with CNL Retirement Properties, Inc. and CNL Retirement Corp (“CNL”) on October 5, 2006, with significant prefunding activities occurring in the quarter ended June 30, 2006; therefore, the Company refers to the period ended June 30, 2006 as “Pre-CNL Acquisition.”

(2)        Financial leverage, secured debt ratio and net debt to adjusted EBITDA are pro forma to exclude the temporary benefit resulting from prefunding the HCR ManorCare acquisition in December 2010.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

6

Credit Profile

Same Property NOI Growth

Total Gross Assets

(In billions)

Liquidity(5)

(In billions)

Credit Ratings (Senior Unsecured Debt)

	Pre-CNL(3) Acquisition	2006	2007	2008	2009	2010	2011	3Q 2012
Moody’s	Baa2	Baa3	Baa3	Baa3	Baa3	Baa3	Baa2	Baa2 (Stable)
Standard & Poor’s	BBB+	BBB	BBB	BBB	BBB	BBB	BBB	BBB (Positive)
Fitch	BBB+	BBB	BBB	BBB	BBB	BBB	BBB+	BBB+ (Stable)

(1)        HCP information is presented as originally reported and represents annual SPP cash NOI growth except for 3Q 2012, which is year-over-year three-month growth.

(2)        Major Property Sectors information was compiled by Green Street Advisors and is available in their Commercial Property Outlook report dated August 21, 2012 (the “Green Street Report”); this information represents the average annual same property NOI growth equally weighted for each of five major property sectors: apartment, industrial, mall, office, and strip center.  The Company’s definitions of SPP and NOI may not be comparable to the measures compiled in the Green Street Report, as different methodologies may be used to define or calculate inputs to the growth rates presented.

(3)        As of and for the six months ended June 30, 2006. The Company completed the mergers with CNL Retirement Properties, Inc. and CNL Retirement Corp (“CNL”) on October 5, 2006, with significant prefunding activities occurring in the quarter ended June 30, 2006; therefore, the Company refers to the period ended June 30, 2006 as “Pre-CNL Acquisition.”

(4)        Total gross assets and liquidity are pro forma to exclude the temporary benefit resulting from prefunding the HCR ManorCare acquisition in December 2010.

(5)        Represents the availability under the Company’s bank line of credit and cash and cash equivalents (unrestricted cash).

See Reporting Definitions and Reconciliations of Non-GAAP Measures

7

Indebtedness and Ratios

Dollars in thousands

Debt Maturities and Scheduled Principal Repayments (Amortization)
September 30, 2012
			Senior					HCP’s Share of
	Bank Line		Unsecured		Mortgage		Consolidated	Unconsolidated
	of Credit	Term Loan(1)	Notes	Rates(2)	Debt(3)	Rates(2)	Debt	Debt(4)	Rates(2)		Total Debt
2012 (3 months)	$—	$—	$—	—%	$8,715	—%	$8,715	$678	N/A	%	$9,393
2013	—	—	550,000	5.80	320,207	6.09	870,207	3,271	7.04		873,478
2014	—	—	487,000	3.22	184,495	5.76	671,495	849	N/A		672,344
2015	—	—	400,000	6.64	304,761	6.03	704,761	11,347	5.82		716,108
2016	—	221,214	900,000	5.07	293,175	6.87	1,414,389	47,057	6.05		1,461,446
2017	—	—	750,000	6.04	519,414	6.10	1,269,414	41,376	5.86		1,310,790
2018	—	—	600,000	6.83	5,915	5.90	605,915	37,036	5.00		642,951
2019	—	—	450,000	3.95	1,361	N/A	451,361	—	—		451,361
2020	—	—	—	—	1,462	N/A	1,462	—	—		1,462
2021	—	—	1,200,000	5.53	8,832	5.38	1,208,832	—	—		1,208,832
Thereafter	—	—	600,000	5.08	47,778	5.17	647,778	—	—		647,778
Subtotal	—	221,214	5,937,000		1,696,115		7,854,329	141,614			7,995,943
Other debt(5)	—	—	—		—		84,580	—			84,580
(Discounts) and premiums, net	—	—	(23,310)		(11,601)		(34,911)	(149)			(35,060)
Total debt	$—	$221,214	$5,913,690		$1,684,514		$7,903,998	$141,465			$8,045,463

Weighted average interest rate	N/A	2.00%	5.40%		6.14%		5.47%	5.85%			5.47%

Weighted average maturity in years	3.45	3.83	6.11		3.80		5.55	4.37			5.53

Ratios					Covenants
		September 30,	December 31,		The following is a summary of the financial covenants under the revolving line of credit facility at September 30, 2012.
		2012	2011
Consolidated Debt/Consolidated Gross Assets		40.0%	41.0%
Financial Leverage (Total Debt/Total Gross Assets)		40.0%	41.0%					Bank Line of Credit
					Financial Covenants(6)			Requirement	Actual Compliance
Consolidated Secured Debt/Consolidated Gross Assets		8.5%	9.4%		Leverage Ratio			No greater than 60%	41%
Secured Debt Ratio (Total Secured Debt/Total Gross Assets)		9.1%	10.0%		Secured Debt Ratio			No greater than 30%	10%
					Unsecured Leverage Ratio			No greater than 60%	39%
Fixed and variable rate ratios(7):					Fixed Charge Coverage Ratio (12 months)			No less than 1.50x	3.2x
Fixed rate Total Debt		99.0%	93.1%
Variable rate Total Debt		1.0%	6.9%
		100.0%	100.0%

(1)      Represents £137 million translated into U.S. dollars as of September 30, 2012.

(2)      Senior unsecured notes and mortgage debt weighted average effective rates relate to maturing amounts.

(3)      Mortgage debt attributable to non-controlling interests at September 30, 2012 was $66 million.

(4)      Includes pro-rata share of mortgage and other debt in the Company’s Investment Management Platform and HCR ManorCare OpCo. At September 30, 2012, 100% of the Company’s Investment Management Platform’s mortgage debt accrues interest at fixed rates. HCR ManorCare OpCo’s debt accrues interest at LIBOR (subject to a floor of 150bps) plus 350bps.

(5)      Represents non-interest bearing life care bonds and occupancy fee deposits at certain of the Company’s senior housing facilities that have no scheduled maturities.

(6)      Financial covenants for the revolving line of credit facility are calculated based on the definitions contained within the agreement and may be different than similar terms in the Company’s Consolidated Financial Statements as provided in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Compliance with certain of these financial covenants requires the inclusion of the Company’s consolidated amounts and its proportionate share of unconsolidated investees.

(7)      $87 million of variable-rate mortgages and £137 million term loan are presented as fixed-rate debt as the interest payments under such debt have been swapped (pay fixed and receive float).

See Reporting Definitions and Reconciliations of Non-GAAP Measures

8

Investments and Dispositions

Dollars and square feet in thousands

Investments
	September 30, 2012
Description	Three Months Ended	Nine Months Ended

Purchase of marketable debt securities(1)	$—	$214,859
Acquisitions of real estate and land	223,881	234,931
Mezzanine loan funding(2)	100,000	100,000
Total fundings for development, tenant and capital improvements(3)	46,917	125,575
Construction loan commitment fundings	16,359	37,116
Total investments	$387,157	$712,481

Acquisitions of real estate and land for the nine months ended September 30, 2012
Location	Date	Capacity	Property Count	Segment	Investment

Durham, NC	May 15, 2012	115 sq. ft.	1	Life science	$8,050
Slidell, LA	May 30, 2012	12.6 acres	—	Hospital	3,000
Kokomo, IN	July 1, 2012	21 sq. ft.	—	Senior housing	3,860
N. Richland Hills, TX	July 30, 2012	80 sq. ft.	1	Medical office	13,500
Various	July 31, 2012	327 sq. ft.	6	Medical office	77,646
Scottsdale, AZ	August 7, 2012	398 sq. ft.	8	Medical office	79,754
Various	August 15, 2012	199 sq. ft.	4	Medical office	49,121
					$234,931

Dispositions for the nine months ended September 30, 2012
Location	Date	Capacity	Property Count	Segment	Sales Price, Net of Costs

St. Louis, MO	February 29, 2012	44 sq. ft.	1	Medical office	$6,982

(1)      Senior unsecured notes of Four Seasons Health Care with an aggregate par value of £138.5 million, purchased at a discount for £136.8 million, and translated into U.S. dollars as of the acquisition date.

(2)      On July 31, 2012, the Company closed a mezzanine loan facility to lend up to $205 million to Tandem Health Care, an affiliate of Formation Capital, as part of the recapitalization of a post-acute/skilled nursing portfolio. The Company funded $100 million at closing and expects to fund an additional $105 million between March 2013 and August 2013.

(3)      The three months ended September 30, 2012, includes the following: (i) $22.5 million of development, (ii) $12.2 million of first generation tenant and capital improvements, and (iii) $12.2 million of second generation tenant and capital improvements (excludes $3.5 million of leasing costs). The nine months ended September 30, 2012, includes the following:  (i) $67.3 million of development, (ii) $26.4 million of first generation tenant and capital improvements, and (iii) $31.9 million of second generation tenant and capital improvements (excludes $10.9 million of leasing costs).

See Reporting Definitions and Reconciliations of Non-GAAP Measures

9

Development

As of September 30, 2012, dollars and square feet in thousands
Development Projects in Process

			Estimated/	Estimated
			Actual	Rentable		Estimated
			Completion	Square	Investment	Total
Name of Project	Location	Segment	Date	Feet	to Date(1)(3)	Investment
Development
2019 Stierlin Ct.	Mountain View, CA	Life science	1Q 2013	70	$12,544	$21,298
Ridgeview	Poway, CA	Life science	2Q 2014	115	11,141	22,937

Redevelopment
1030 Massachusetts Avenue	Cambridge, MA	Life science	3Q 2012	75	35,194	39,992
Durham Research Lab	Durham, NC	Life science	3Q 2013	53	12,424	24,586
Carmichael	Durham, NC	Life science	3Q 2013	38	3,281	16,397
Westpark Plaza	Plano, TX	Medical office	1Q 2012	70	13,824	17,159
Innovation Drive	San Diego, CA	Medical office	3Q 2012	84	28,535	33,689
Alaska	Anchorage, AK	Medical office	4Q 2012	49	7,873	11,763
Conroe	Conroe, TX	Medical office	4Q 2012	37	5,830	9,316
Folsom	Sacramento, CA	Medical office	1Q 2013	92	32,104	39,251
Fresno	Fresno, CA	Hospital	1Q 2013	N/A	12,891	20,554

	Total				$175,641	$256,942

Land Held for Development

			Estimated
		Gross	Rentable
		Site	Square
Location	Segment	Acreage	Feet
So. San Francisco, CA	Life science	50	1,666
Carlsbad, CA	Life science	41	690
Poway, CA	Life science	64	1,029
Various	Various	19	93
		174

Investment-to-date(2)(3)		$375,980

Projects Placed in Service

			Date	Rentable
			Placed in	Square		Percentage
Name of Project	Location	Segment	Service	Feet	Investment(4)	Leased
Modular Labs IV	So. San Francisco, CA	Life science	1Q 2012	97	$56,179	75
Soledad	San Diego, CA	Life science	1Q 2012	28	13,208	100
Conroe(5)	Conroe, TX	Medical office	2Q 2012	33	3,824	100
Knoxville	Knoxville, TN	Medical office	2Q – 3Q 2012	35	8,684	68
Alaska(5)	Anchorage, AK	Medical office	3Q 2012	43	7,854	100
				236	$89,749

(1)      Investment-to-date of $176 million includes the following: (i) $71 million in development costs and construction in progress, (ii) $78 million of buildings and (iii) $27 million of land.

(2)      Investment-to-date of $376 million includes the following: (i) $272 million in land (ii) $104 million in development costs and construction in progress.

(3)      Development costs and construction in progress of $230 million presented on the Company’s consolidated balance sheet at September 30, 2012, include the following: (i) $71 million of costs for development projects in process; (ii) $104 million of costs for land held for development; and (iii) $55 million for tenant and other facility related improvement projects in process.

(4)      Represents the investment as of the date the respective property was placed in service.

(5)      Represents approximately 50% of the Conroe and Alaska facilities placed in service in June 2012 and September 2012, respectively.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

10

Portfolio Information

September 30, 2012

(Unaudited)

Owned Portfolio Summary

As of and for the nine months ended September 30, 2012, dollars and square feet in thousands

Portfolio Summary by Investment Product

Leased	Property			Age			Occupancy	EBITDAR(1)		EBITDARM(1)
Properties	Count	Investment	NOI	(Years)	Capacity		%	Amount	CFC	Amount	CFC
Senior housing	291	$5,070,948	$340,581	16	30,595	Units	85.3	$388,113	1.12 x	$466,015	1.34 x
Post-acute/skilled	313	5,643,103	403,654	33	41,731	Beds	85.9	55,698	1.49 x	75,716	2.02 x
Life science	109	3,350,308	177,339	19	7,001	Sq. Ft.	90.0	N/A	N/A	N/A	N/A
Medical office	204	2,536,583	148,030	19	14,039	Sq. Ft.	91.5	N/A	N/A	N/A	N/A
Hospital	17	650,130	60,530	26	2,410	Beds	52.8	382,116	4.76 x	417,700	5.20 x
	934	$17,251,072	$1,130,134	23

Operating Properties (RIDEA)	Property Count	Investment	NOI	Age (Years)	Capacity		Occupancy %
Senior housing(2)	21	$752,591	$39,253	22	5,008	Units	86.1

Debt Investments		Investment	Interest Income
Senior housing		$49,237	$1,686
Post-acute/skilled(3)		328,570	9,842
Hospital(4)		84,139	785
		$461,946	$12,313
Total	955	$18,465,609	$1,181,700

Portfolio NOI, Adjusted NOI and Interest Income

	Three Months Ended September 30, 2012
	Rental and					Adjusted NOI
	RIDEA	Operating		Adjusted	Interest	and Interest
Segment	Revenues	Expenses	NOI(5)	NOI	Income	Income
Senior housing(2)	$150,932	$24,872	$126,060	$113,592	$876	$114,468
Post-acute/skilled	135,508	154	135,354	116,898	9,135	126,033
Life science	71,194	11,791	59,403	56,341	—	56,341
Medical office	85,800	34,948	50,852	49,669	—	49,669
Hospital	21,310	902	20,408	19,950	267	20,217
	$464,744	$72,667	$392,077	$356,450	$10,278	$366,728

	Nine Months Ended September 30, 2012
	Rental and					Adjusted NOI
	RIDEA	Operating		Adjusted	Interest	and Interest
Segment	Revenues	Expenses	NOI(5)	NOI	Income	Income
Senior housing(2)	$449,760	$69,926	$379,834	$342,368	$1,686	$344,054
Post-acute/skilled	404,180	526	403,654	346,900	9,842	356,742
Life science	215,569	38,230	177,339	171,179	—	171,179
Medical office	246,661	98,631	148,030	144,272	—	144,272
Hospital	63,300	2,770	60,530	58,996	785	59,781
	$1,379,470	$210,083	$1,169,387	$1,063,715	$12,313	$1,076,028

(1)      EBITDAR, EBITDARM and their respective CFC are not presented for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collateralized under a single master lease. See HCR ManorCare Leased Portfolio Summary on page 19 of this report.

(2)      Brookdale Senior Living manages 21 assets on behalf of the Company under a RIDEA structure. For the three months ended September 30, 2012, revenues and operating expenses were $36.1 million and $24.1 million, respectively. For the nine months ended September 30, 2012, revenues and operating expenses were $106.8 million and $67.5 million, respectively.

(3)      Includes senior unsecured notes of Four Seasons Health Care with an aggregate par value of £138.5 million, purchased at a discount for £136.8 million with a carrying value translated into U.S. dollars of $221.0 million as of September 30, 2012.

(4)      Includes a senior secured loan to Delphis Operations, LP (“Delphis”) that was placed on non-accrual status effective January 1, 2011 with a carrying value of $69 million at September 30, 2012. For additional information regarding the senior secured loan to Delphis see Note 7 to the Consolidated Financial Statements for the nine months ended September 30, 2012 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC.

(5)      NOI attributable to non-controlling interests for the three and nine months ended September 30, 2012 was $2.2 million and $6.9 million, respectively.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

12

Owned Portfolio Concentrations

As of and for the nine months ended September 30, 2012, dollars in thousands

Geographic Diversification of Properties

	Total	Senior	Post-Acute/	Life	Medical			% of
Investment by State	Properties	Housing	Skilled	Science	Office	Hospital	Total	Total

CA	153	$648,931	$269,712	$3,224,405	$215,026	$128,545	$4,486,619	25

TX	97	689,018	104,021	—	709,229	228,986	1,731,254	10

FL	95	830,517	540,923	—	156,010	62,450	1,589,900	9

PA	54	262,129	1,199,698	—	—	—	1,461,827	8

IL	51	505,570	696,034	—	13,490	—	1,215,094	7

OH	72	215,144	678,624	—	9,421	—	903,189	5

MI	38	176,519	573,977	—	—	—	750,496	4

MD	34	301,123	229,638	—	30,061	—	560,822	3

VA	29	320,239	174,815	—	42,742	—	537,796	3

NJ	21	378,430	98,832	—	—	—	477,262	3

Other	311	1,495,919	1,076,829	125,903	1,360,604	230,149	4,289,404	23

Total	955	$5,823,539	$5,643,103	$3,350,308	$2,536,583	$650,130	$18,003,663	100

	Total	Senior	Post-Acute/	Life	Medical			% of
NOI by State	Properties	Housing	Skilled	Science	Office	Hospital	Total	Total

CA	153	$45,070	$19,218	$166,974	$10,067	$12,506	$253,835	22

TX	97	47,764	6,431	—	39,843	19,784	113,822	10

FL	95	54,139	37,749	—	10,763	5,870	108,521	9

PA	54	15,959	85,628	—	—	—	101,587	9

IL	51	31,750	47,959	—	990	—	80,699	7

OH	72	14,176	50,304	—	525	—	65,005	6

MI	38	11,951	38,956	—	—	—	50,907	4

MD	34	19,181	16,230	—	1,950	—	37,361	3

VA	29	17,814	12,958	—	2,647	—	33,419	3

CO	26	12,838	5,779	—	11,934	1,072	31,623	3

Other	306	109,192	82,442	10,365	69,311	21,298	292,608	24

Total	955	$379,834	$403,654	$177,339	$148,030	$60,530	$1,169,387	100

Operator/Tenant Diversification

	Primary	Annualized Revenues(1)
Company	Segment	Amount	%

HCR ManorCare	Post-acute/skilled	$489,038	32

Brookdale Senior Living	Senior housing	128,068	8

Emeritus Corporation	Senior housing	102,576	7

Sunrise Senior Living	Senior housing	86,700	6

HCA	Hospital	50,764	3

Amgen	Life science	42,247	3

Genentech	Life science	38,653	2

Four Seasons Health Care	Post-acute/skilled	26,830	2

Kindred	Post-acute/skilled	16,995	1

Capital Senior Living	Senior housing	16,106	1

Other		552,753	35

		$1,550,730	100

(1)     The most recent monthly base rent (including additional rent floors), cash income from direct financing leases and/or interest income annualized for 12 months. Annualized revenues for operating properties under a RIDEA structure are based on the most recent quarter’s NOI annualized for 12 months. For additional details regarding “annualized revenues,” see reporting definitions.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

13

Owned Same Property Portfolio

As of September 30, 2012, dollars and square feet in thousands

Three-Month SPP
		Senior	Post-Acute/	Life	Medical
	Total	Housing	Skilled	Science	Office	Hospital

Property count	905	291	313	101	184	16

Investment	$16,828,635	$5,067,088	$5,643,103	$3,215,177	$2,292,882	$610,385

Percent of property portfolio (by investment)	93.5%	87.0%	100.0%	96.0%	90.4%	93.9%

Capacity		30,595 Units	41,731 Beds	6,685 Sq. Ft.	12,880 Sq. Ft.	2,379 Beds

Year-Over-Year Three-Month SPP

Occupancy:

September 30, 2012		85.3%	85.4%		91.4%	91.8%	54.3%

September 30, 2011		84.9%	87.1%		91.1%	90.9%	53.1%

% change		0.4%	(1.7%	)	0.3%	0.9%	1.2%

NOI % change	2.0%	0.7%	2.4%		2.6%	2.5%	4.1%

Adjusted NOI:

September 30, 2012	$344,235	$102,154	$116,898		$57,032	$48,796	$19,355

September 30, 2011	$332,201	$100,033	$112,885		$53,324	$47,479	$18,480

Adjusted NOI % change	3.6%	2.1%	3.6%		7.0%	2.8%	4.7%

Sequential Three-Month SPP

Occupancy:

September 30, 2012			85.3%		85.4%		91.4%		91.8%		54.3%

June 30, 2012			85.5%		85.9%		91.5%		91.6%		56.3%

% change			(0.2%	)	(0.5%	)	(0.1%	)	0.2%		(2.0%	)

NOI % change	0.2%		1.0%		0.6%		0.8%		(1.0%	)	(6.0%	)

Adjusted NOI:

September 30, 2012	$344,235		$102,154		$116,898		$57,032		$48,796		$19,355

June 30, 2012	$344,689		$101,922		$116,835		$56,409		$48,965		$20,558

Adjusted NOI % change	(0.1%	)	0.2%		0.1%		1.1%		(0.3%	)	(5.9%	)

Year-Over-Year Nine-Month SPP
		Senior	Post-Acute/	Life	Medical
	Total	Housing	Skilled	Science	Office	Hospital

Property count	566	221	45	101	183	16

Investment	$10,467,930	$4,133,640	$247,668	$3,215,177	$2,261,060	$610,385

Percentage of property portfolio (by investment)	58.1%	71.0%	4.4%	96.0%	89.1%	93.9%

Capacity		25,081 Units	5,300 Beds	6,685 Sq. Ft.	12,747 Sq. Ft.	2,379 Beds

Year-Over-Year Nine-Month SPP

Occupancy:

September 30, 2012		85.6%	84.4%		91.4%	91.8%	54.3%

September 30, 2011		85.2%	85.5%		91.1%	90.8%	53.1%

% change		0.4%	(1.1%	)	0.3%	1.0%	1.2%

NOI % change	0.5%	(0.9%)	(1.1%	)	0.6%	2.1%	3.4%

Adjusted NOI:

September 30, 2012	$658,002	$255,221	$28,310		$173,293	$143,956	$57,222

September 30, 2011	$633,654	$250,124	$27,634		$161,088	$139,792	$55,016

Adjusted NOI % change	3.8%	2.0%	2.4%		7.6%	3.0%	4.0%

See Reporting Definitions and Reconciliations of Non-GAAP Measures

14

Owned Portfolio Lease Expirations and Debt Investment Maturities

At September 30, 2012, dollars and square feet in thousands

		Expiration Year(1)
Segment	Total	2012(2)	2013	2014	2015	2016	2017	2018	2019	2020	2021	Thereafter

Lease Expirations

Senior housing(3):
Properties	291	—	—	5	1	15	12	47	10	35	16	150
Annualized revenues	$410,690	$—	$—	$5,091	$209	$22,937	$20,245	$87,130	$14,121	$55,182	$17,724	$188,051

Post-acute/skilled:
Properties	313	—	—	9	1	1	9	3	12	9	—	269
Annualized revenues	$468,765	$—	$—	$7,197	$450	$320	$8,607	$2,806	$10,121	$8,351	$—	$430,913

Life science:
Square feet	6,300	43	437	342	691	259	810	529	121	929	557	1,582
Annualized revenues	$230,847	$166	$11,238	$10,244	$24,047	$6,782	$26,999	$25,741	$4,147	$41,937	$31,501	$48,045

Medical office:
Square feet	12,848	702	1,949	1,734	1,522	1,249	1,371	1,148	827	892	367	1,087
Annualized revenues	$279,992	$16,178	$38,668	$39,713	$34,080	$25,906	$30,118	$23,220	$18,008	$20,694	$8,790	$24,617

Hospital:
Properties	17	—	1	3	—	—	2	—	5	—	1	5
Annualized revenues	$67,619	$—	$2,611	$16,018	$—	$—	$4,776	$—	$7,113	$—	$1,650	$35,451

Total annualized revenues	$1,457,913	$16,344	$52,517	$78,263	$58,786	$55,945	$90,745	$138,897	$53,510	$126,164	$59,665	$727,077

% of Total	100	1	4	5	4	4	6	10	4	9	4	49

Debt Investment Maturities

Senior housing:
Annualized revenues	$3,915	$—	$—	$—	$—	$3,414	$501	$—	$—	$—	$—	$—

Post-acute/skilled:
Annualized revenues	$39,919	$—	$925	$164	$—	$—	$12,000	$—	$—	$26,830	$—	$—

Hospital(4)
Annualized revenues	$1,071	$—	$—	$—	$1,071	$—	$—	$—	$—	$—	$—	$—

Total annualized revenues	$44,905	$—	$925	$164	$1,071	$3,414	$12,501	$—	$—	$26,830	$—	$—

(1)      The most recent monthly base rent (including additional rent floors), cash income from direct financing leases and/or interest income annualized for 12 months. For additional details regarding “annualized revenues,” see reporting definitions.

(2)      Includes month-to-month and holdover leases.

(3)      Excludes $47.9 million related to 21 facilities operated under a RIDEA structure by Brookdale Senior Living.

(4)      Effective January 1, 2011, a senior secured loan to Delphis was placed on non-accrual status. During the nine months ended September 30, 2012, no revenues were recognized for this loan; consequently, no annualized revenue amounts for this loan are presented. For additional information regarding the senior secured loan to Delphis see Note 7 to the Consolidated Financial Statements for the quarter ended September 30, 2012 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

15

Owned Senior Housing Portfolio

As of and for the nine months ended September 30, 2012, dollars in thousands

Investments

Operating	Property			Average		Occupancy	EBITDAR		EBITDARM
Leases	Count	Investment	NOI	Age (Years)	Units	%	Amount	CFC	Amount	CFC
Assisted living	162	$2,482,766	$171,133	14	14,598	85.3	$226,421	1.11 x	$270,132	1.32 x
Independent living	24	516,825	37,414	23	4,126	85.5	51,093	1.08 x	58,585	1.23 x
CCRCs	12	608,655	42,208	22	3,780	87.5	61,066	1.13 x	74,377	1.37 x
	198	$3,608,246	$250,755	16	22,504	85.7	$338,580	1.11 x	$403,094	1.32 x

Direct Financing	Property			Average		Occupancy	EBITDAR(1)		EBITDARM(1)
Leases	Count	Investment	NOI	Age (Years)	Units	%	Amount	CFC	Amount	CFC
Assisted living	27	$624,332	$36,914	15	3,138	85.6	$49,533	1.19 x	$62,921	1.51 x
HCR ManorCare(1)	66	838,370	52,912	17	4,953	83.2	N/A	N/A	N/A	N/A
	93	$1,462,702	$89,826	16	8,091	84.2

Leased Properties	291	$5,070,948	$340,581	16	30,595	85.3	$388,113	1.12 x	$466,015	1.34 x

Operating Properties (RIDEA)	Property Count	Investment	NOI	Average Age (Years)	Units	Occupancy %
Assisted living	3	$23,707	$1,667	22	213	85.1
Independent living	18	728,884	37,586	22	4,795	86.2
	21	$752,591	$39,253	22	5,008	86.1

Debt Investments		Investment	Interest Income
Assisted living(2)		$49,237	$1,686

Total	312	$5,872,776	$381,520		35,603	85.4

Operator Concentration(3)

					NOI and
	Properties		Investment		Interest Income			Occupancy	EBITDAR	EBITDARM
Operator	Count	% Pooled	Amount	%	Amount	%	Units	%	CFC(1)	CFC(1)
Brookdale Senior Living(4)	57	60	$1,573,161	27	$103,006	27	11,072	87.1	1.20 x	1.44 x
Sunrise Senior Living(5)	48	98	1,324,891	23	70,498	18	5,566	87.0	1.18 x	1.46 x
Emeritus Corporation	69	96	1,143,830	19	93,432	24	7,742	84.4	1.13 x	1.34 x
HCR ManorCare(1)	66	100	838,370	14	52,912	14	4,953	83.2	N/A	N/A
Harbor Retirement Associates	14	100	211,164	4	12,088	3	1,345	85.5	0.97 x	1.22 x
Aegis Senior Living	10	80	182,152	3	11,803	3	701	87.0	1.03 x	1.21 x
Other	48	98	599,208	10	37,781	11	4,224	85.6	1.01 x	1.19 x
	312	90	$5,872,776	100	$381,520	100	35,603	85.4	1.12 x	1.34 x

(1)      EBITDAR, EBITDARM and their respective CFC are not presented for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collateralized under a single master lease. See HCR ManorCare Leased Portfolio Summary on page 19 of this report.

(2)      During the quarter ended September 30, 2012, the Company funded $16.4 million related to construction financing commitments totaling $119 million to build six Class A assisted living facilities. For each of these facilities, the Company holds a one-time purchase option upon the earlier of stabilized occupancy or the fourth anniversary of the loan closing.

(3)      Property count, units, occupancy and CFCs are presented for leased and operating properties, if applicable, and exclude debt investments.

(4)      Occupancy for 35 assets (formerly operated by Horizon Bay Retirement Living prior to September 2011) and the CFC for 14 of these 35 assets are reported in “other” until the requisite periods have elapsed to allow the Company to report such measures completely under the new operator. CFC for the remaining 21 assets operated under a RIDEA structure is excluded as CFC is not applicable.

(5)      Sunrise Senior Living’s percentage pooled consists of 47 assets under 6 separate pools.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

16

Owned Senior Housing Portfolio

Dollars in thousands

Portfolio Trends

	Same Property Leased Portfolio					Total Property Portfolio(1)
	As of and for the Quarter Ended(1)			As of and for the YTD Period Ended		As of and for the Twelve Months Ended
	09/30/12	06/30/12	09/30/11	09/30/12	09/30/11	09/30/12	06/30/12(2)	09/30/11(2)

Property count	291	291	291	221	221	312	314	317
Investment	$5,067,088	$5,057,689	$5,008,124	$4,133,640	$4,094,208	$5,823,539	$5,920,323	$5,907,944
Units	30,595	30,588	30,591	25,081	25,087	35,603	36,156	36,418
3-Month Occupancy %	85.3	85.5	84.9	85.6	85.2	85.3	85.5	85.5
12-Month Occupancy %	85.3	85.2	85.5	85.6	85.9	85.4	85.6	86.1
EBITDAR	$388,113	$389,304	$385,694	$379,671	$376,669	$388,113	$398,445	$402,972
EBITDAR CFC	1.12 x	1.13 x	1.17 x	1.12 x	1.18 x	1.12 x	1.13 x	1.18 x
EBITDARM	$466,015	$466,898	$462,345	$456,039	$451,875	$466,015	$477,227	$481,409
EBITDARM CFC	1.34 x	1.36 x	1.40 x	1.34 x	1.41 x	1.34 x	1.35 x	1.41 x
NOI:
Rental and related revenues	$84,775	$83,725	$83,364	$246,515	$246,330
DFL income	29,985	29,859	30,652	36,965	40,175
Operating expenses	(151)	(79)	(179)	(367)	(724)
	$114,609	$113,505	$113,837	$283,113	$285,781
Adjusted NOI:
Straight-line rents	(6,976)	(6,789)	(8,948)	(20,941)	(27,974)
DFL interest accretion	(5,121)	(4,436)	(4,498)	(5,774)	(6,506)
Below market lease intangibles, net	(358)	(358)	(358)	(1,177)	(1,177)
	$102,154	$101,922	$100,033	$255,221	$250,124

(1)      EBITDAR, EBITDARM and their respective CFC are not presented for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collateralized under a single master lease. See HCR ManorCare Leased Portfolio Summary on page 19 of this report. Additionally, EBITDAR, EBITDARM and their respective CFC are not presented for the 21 properties operated under a RIDEA structure.

(2)      Amounts are presented without giving effect to discontinued operations.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

17

Owned Post-Acute/Skilled Nursing Portfolio

As of and for the nine months ended September 30, 2012, dollars in thousands

Investments

				Average
Leased	Property			Age		Occupancy	EBITDAR		EBITDARM
Properties	Count	Investment	NOI	(Years)	Beds	%	Amount	CFC	Amount	CFC
Operating leases	45	$247,668	$28,728	28	5,300	84.7	$55,698	1.49 x	$75,716	2.02 x
HCR ManorCare DFLs(1)	268	5,395,435	374,926	34	36,431	86.0	N/A	N/A	N/A	N/A
Leased properties	313	$5,643,103	$403,654	33	41,731	85.9

Debt			Interest
Investments		Investment	Income
Four Seasons Health Care(2)		$221,018	$6,873
Tandem/LaVie(3)		98,016	2,133
Other		9,536	836
		328,570	9,842

Total		$5,971,673	$413,496

Operator Concentration(4)

					NOI and
	Properties		Investment		Interest Income			Occupancy	EBITDAR	EBITDARM
Operator	Count	% Pooled	Amount	%	Amount	%	Beds	%	CFC(1)	CFC(1)
HCR ManorCare(1)	268	100	$5,395,435	90	$374,926	91	36,431	86.0	N/A	N/A
Four Seasons Health Care(2)	—	—	221,018	4	6,873	2	—	—	N/A	N/A
Tandem/LaVie(3)	9	100	161,116	3	7,273	2	934	94.3	1.89 x	2.39 x
Covenant Care	12	100	65,248	1	7,974	2	1,328	85.3	1.66 x	2.22 x
Kindred Healthcare	9	100	38,117	1	6,273	2	1,288	83.5	0.92 x	1.52 x
Other	15	73	90,739	1	10,177	1	1,750	80.2	1.51 x	2.00 x
	313	99	$5,971,673	100	$413,496	100	41,731	85.9	1.49 x	2.02 x

(1)      EBITDAR, EBITDARM and their respective CFC are not presented for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collateralized under a single master lease. See HCR ManorCare Leased Portfolio Summary on page 19 of this report.

(2)      On June 28, 2012, the Company purchased senior unsecured notes of Four Seasons Health Care with an aggregate par value of ₤138.5 million at a discount for ₤136.8 million. The amount represents the carrying value translated into U.S. dollars as of September 30, 2012. For additional information see Note 10 to the Consolidated Financial Statements for the nine months ended September 30, 2012 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC.

(3)      On July 31, 2012, the Company funded a $100 million mezzanine loan to Tandem Health Care. The loan is subordinate to $400 million in senior mortgage debt and $137 million in senior mezzanine debt and bears interest at a fixed rate of 12% and an effective rate of 12.4% including loan fees. The Company expects to fund an additional $105 million between March 2013 and August 2013 that will be used to pay down debt senior to HCP’s loan and will bear interest at a fixed rate of 14%. The investments mature October 2017.

(4)      Property count, beds, occupancy and CFCs are presented for leased properties and exclude debt investments.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

18

Owned Post-Acute/Skilled Nursing Portfolio

Dollars in thousands, except HCR ManorCare information

Portfolio Trends

	Same Property Leased Portfolio					Total Leased Portfolio(1)
	As of and for the Quarter Ended(1)			As of and for the YTD Period Ended		As of and for the Twelve Months Ended
	09/30/12	06/30/12	09/30/11	09/30/12	09/30/11	09/30/12	06/30/12(2)	09/30/11(2)

Property count	313	313	313	45	45	313	313	313
Investment	$5,643,103	$5,610,791	$5,512,400	$247,668	$244,738	$5,643,103	$5,610,791	$5,512,400
Beds	41,731	41,605	41,773	5,300	5,286	41,731	41,605	41,773
3-Month Occupancy %	85.4	85.9	87.1	84.4	85.5	85.4	85.9	87.1
12-Month Occupancy %	85.9	86.3	87.4	84.7	85.4	85.9	86.3	87.4
EBITDAR	$55,698	$58,460	$64,805	$55,698	$64,805	$55,698	$58,460	$64,805
EBITDAR CFC	1.49 x	1.58 x	1.78 x	1.49 x	1.78 x	1.49 x	1.58 x	1.78 x
EBITDARM	$75,716	$78,773	$84,856	$75,716	$84,856	$75,716	$78,773	$84,856
EBITDARM CFC	2.02 x	2.12 x	2.32 x	2.02 x	2.32 x	2.02 x	2.12 x	2.32 x
Quality Mix	64.5%	65.4%	65.4%	64.5%	65.4%	64.5%	65.4%	65.4%
NOI:
Rental revenues	$9,659	$9,560	$9,548	$28,835	$28,495
DFL income	125,849	125,117	122,844	—	—
Operating expenses	(154)	(170)	(239)	(103)	(69)
	135,354	134,507	132,153	28,732	28,426

Adjusted NOI:
Straight-line rents	(155)	(102)	(206)	(422)	(792)
DFL interest accretion	(18,312)	(17,581)	(19,073)	—	—
Above market lease intangibles, net	11	11	11	—	—
	$116,898	$116,835	$112,885	$28,310	$27,634

HCR ManorCare Leased Portfolio Summary
As of and for the nine months ended September 30, 2012, dollars in thousands

Investment	Property				Adjusted		Facility EBITDAR		Facility EBITDARM
Summary	Count		Investment(3)	NOI(4)	NOI	Occupancy	Amount	CFC	Amount	CFC
Assisted living	66		$838,370	$52,912	$44,082	83.2%	N/A	N/A	N/A	N/A
Post-acute/skilled	268		5,395,435	374,926	318,594	86.0%	N/A	N/A	N/A	N/A
Total	334		$6,233,805	$427,838	$362,676	85.7%	$497,904	1.04 x	$670,710	1.41 x

	09/30/12		06/30/12	09/30/11
Quality mix	69.1%	(5)	69.9%	70.8%

HCR ManorCare OpCo (guarantor) fixed charge coverage(6)					1.29 x

(1)      EBITDAR, EBITDARM, their respective CFC and quality mix are not presented for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collateralized under a single master lease. For additional information see HCR ManorCare Leased Portfolio Summary.

(2)      Amounts are presented as originally reported, without giving effect to discontinued operations.

(3)      The Company’s total investment in HCR ManorCare includes aggregated accumulated DFL accretion of $216.8 million as of September 30, 2012.

(4)      Assisted living and post-acute/skilled nursing NOI includes reductions of $5.5 million and $38.9 million, respectively, related to HCP’s equity interest in HCR ManorCare OpCo.

(5)      Private-pay and Medicare revenues as a percentage of total revenues are 31.8% and 37.3% respectively.

(6)      HCR ManorCare OpCo (guarantor) fixed charge coverage is based on EBITDAR for the trailing 12 months, is one quarter in arrears from the date presented and includes home health and hospice EBITDAR and corporate general and administrative expenses, excluding HCR ManorCare’s non-recurring expenses associated with the sale of its real estate to HCP. The fixed charges include cash rent and cash interest expense based on the trailing 12 months and are one quarter in arrears from the date presented.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

19

Owned Life Science Portfolio

As of and for the nine months ended September 30, 2012, dollars and square feet in thousands

Investments

	Property			Average	Square
Leased Properties	Count	Investment	NOI	Age (Years)	Feet	Occupancy %
San Francisco	77	$2,628,562	$138,739	19	4,674	89.0
San Diego	21	595,843	28,235	19	1,581	88.1
Other	11	125,903	10,365	19	746	100.0
	109	$3,350,308	$177,339	19	7,001	90.0

Tenant Concentration

	Annualized Revenues		Square Feet
Tenant	Amount	%	Amount	%
Amgen	$42,247	18	684	11
Genentech	38,653	17	794	13
Rigel Pharmaceuticals	13,316	6	147	2
Exelixis, Inc.	13,184	6	295	5
Takeda	10,828	5	229	4
LinkedIn Corporation	9,642	4	303	5
Google	8,319	4	270	4
Myriad Genetics	7,217	3	310	5
General Atomics	5,789	3	281	4
ARUP	5,418	2	324	5
Other	76,234	32	2,663	42
	$230,847	100	6,300	100

Portfolio Trends

	Same Property Leased Portfolio					Total Leased Portfolio
	As of and for the Quarter Ended			As of and for the YTD Period Ended		At the Period Ended
	09/30/12	06/30/12	09/30/11	09/30/12	09/30/11	09/30/12	06/30/12(1)	09/30/11(1)

Property count	101	101	101	101	101	109	109	104
Investment	$3,215,177	$3,207,732	$3,206,873	$3,215,177	$3,206,873	$3,350,308	$3,340,155	$3,263,062
Square feet	6,685	6,685	6,685	6,685	6,685	7,001	7,000	6,798
Occupancy %	91.4	91.5	91.1	91.4	91.1	90.0	89.6	90.0
NOI:
Rental and related revenues	$60,940	$60,697	$60,282	$182,467	$182,602
Tenant recoveries	9,344	11,016	10,431	30,639	30,979
Operating expenses	(10,422)	(12,351)	(12,358)	(34,460)	(35,980)
	$59,862	$59,362	$58,355	$178,646	$177,601
Adjusted NOI:
Straight-line rents	(2,790)	(3,081)	(3,101)	(5,530)	(11,024)
Above (below) market lease intangibles, net	135	128	(341)	352	(722)
Lease termination fees	(175)	—	(1,589)	(175)	(4,767)
	$57,032	$56,409	$53,324	$173,293	$161,088

(1)      Amounts are presented as originally reported, without giving effect to discontinued operations.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

20

Owned Life Science Portfolio

Dollars and square feet in thousands, except dollars per square foot

Selected Lease Expirations Data (next 3 years):

	Total				San Francisco		San Diego		Other
	Square Feet		Annualized Revenues		Square	Annualized	Square	Annualized	Square	Annualized
Year	Amount	%	Amount	%	Feet	Revenues	Feet	Revenues	Feet	Revenues
2012(1)	43	1	$166	—	43	$166	—	$—	—	$—
2013	437	7	11,238	5	315	9,145	45	1,407	77	686
2014	342	5	10,244	4	215	6,666	127	3,578	—	—
Thereafter	5,478	87	209,199	91	3,589	157,860	1,220	38,205	669	13,134
	6,300	100	$230,847	100	4,162	$173,837	1,392	$43,190	746	$13,820

Leasing Activity	Leased	Annualized	%	HCP Tenant	Leasing	Average	Retention
	Square	Base Rent Per	Change	Improvements	Costs Per	Lease Term	Rate
	Feet	Square Foot	In Rents	Per Square Foot	Square Foot	(Months)	YTD

Leased Square Feet as of December 31, 2011	6,113	$ 36.24
Redevelopments placed in service	54	27.68
Expirations	(194)	31.44
Renewals, amendments and extensions	160	28.45	(9.0)	$ 5.63	$ 9.38	110	82.3
New leases and expansions	75	29.39		18.91	7.90	67
Terminations	(41)	33.84
Leased Square Feet as of March 31, 2012	6,167	$ 36.74

Acquisitions	77	9.79
Expirations	(83)	21.13
Renewals, amendments and extensions	65	23.91	0.1	$ —	$ 1.12	20	81.1
New leases and expansions	48	11.82		—	1.92	81
Leased Square Feet as of June 30, 2012	6,274	$ 36.62

Expirations	(358)	21.99
Renewals, amendments and extensions	348	18.44	(15.1)	$ 0.58	$ 1.75	119	90.2
New leases and expansions	57	26.48		39.53	10.80	67
Terminations	(21)	25.08
Leased Square Feet as of September 30, 2012	6,300	$ 36.64

(1)      Includes month-to-month and holdover leases.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

21

Owned Medical Office Portfolio

As of and for the nine months ended September 30, 2012, dollars and square feet in thousands

Investments

	Property			Average
Leased Properties	Count	Investment	NOI	Age (Years)	Square Feet	Occupancy %
On-Campus	156	$2,044,516	$119,711	19	11,673	91.2
Off-Campus	48	492,067	28,319	19	2,366	92.9
	204	$2,536,583	$148,030	19	14,039	91.5

Portfolio Trends

	Same Property Leased Portfolio					Total Leased Portfolio
	As of and for the Quarter Ended			As of and for the YTD Period Ended		At the Period Ended
	09/30/12	06/30/12	09/30/11	09/30/12	09/30/11	09/30/12	06/30/12(1)	09/30/11(1)
Property count	184	184	184	183	183	204	185	188
Investment	$2,292,882	$2,282,122	$2,253,279	$2,261,060	$2,221,711	$2,536,583	$2,295,609	$2,285,159
Square feet	12,880	12,885	12,849	12,747	12,717	14,039	12,972	13,104
Occupancy %	91.8	91.6	90.9	91.8	90.8	91.5	91.4	91.0
NOI:
Rental and related revenues	$68,496	$68,813	$67,179	$202,937	$199,242
Tenant recoveries	12,931	11,801	12,713	35,175	35,658
Operating expenses	(31,752)	(30,442)	(31,409)	(90,927)	(90,801)
	$49,675	$50,172	$48,483	$147,185	$144,099
Adjusted NOI:
Straight-line rents	(980)	(1,039)	(1,095)	(3,236)	(4,581)
Above market lease intangibles, net	101	83	91	258	274
Lease termination fees	—	(251)	—	(251)	—
	$48,796	$48,965	$47,479	$143,956	$139,792

(1)      Amounts are presented as originally reported, without giving effect to discontinued operations.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

22

Owned Medical Office Portfolio

Square feet in thousands

Leasing Activity

	Leased	Annualized	%	HCP Tenant	Leasing	Average	Retention
	Square	Base Rent Per	Change	Improvements	Costs Per	Lease Term	Rate
	Feet	Square Foot	In Rents(1)	Per Square Foot	Square Foot	(Months)	YTD
Leased Square Feet as of December 31, 2011	12,001	$ 22.13
Dispositions/redevelopment	(143)	15.59
Expirations	(462)	22.81
Renewals, amendments and extensions	376	23.16	0.8	$ 12.64	$ 2.55	58	81.4
New leases	64	19.75		14.38	3.63	50
Terminations	(23)	21.31
Leased Square Feet as of March 31, 2012	11,813	$ 22.41

Redevelopment	(37)	17.50
Expirations	(449)	22.32
Renewals, amendments and extensions	338	22.39	0.5	$ 8.55	$ 2.77	50	78.4
New leases	214	18.46		18.87	3.25	57
Terminations	(20)	20.68

Leased Square Feet as of June 30, 2012	11,859	$ 22.50

Acquisitions/redevelopment	968	22.01
Expirations	(535)	23.96
Renewals, amendments and extensions	418	23.06	0.7	$ 5.97	$ 2.49	66	78.3
New leases	197	21.80		20.63	7.00	76
Terminations	(59)	21.27

Leased Square Feet as of September 30, 2012	12,848	$ 22.56

(1)      For comparative purposes, the calculation reflects adjustments for leases that converted to a different lease type upon renewal, amendment or extension of the original lease.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

23

Owned Hospital Portfolio

As of and for the nine months ended September 30, 2012, dollars in thousands

Investments

Leased	Property			Average		Occupancy	EBITDAR(1)		EBITDARM(1)
Properties	Count	Investment	NOI	Age (Years)	Beds	%(1)	Amount	CFC	Amount	CFC
Acute care	5	$452,674	$43,527	36	1,578	50.2	$327,146	5.56 x	$353,591	6.01 x
Rehab	7	98,526	7,087	22	520	60.0	29,005	3.22 x	33,170	3.68 x
Specialty	2	63,725	3,788	29	68	—	18,900	3.63 x	20,835	4.00 x
LTACH	3	35,205	6,128	18	244	50.0	7,065	0.97 x	10,104	1.38 x
	17	$650,130	$60,530	26	2,410	52.8	$382,116	4.76 x	$417,700	5.20 x

Debt			Interest
Investments		Investment	Income
Acute care		$15,384	$785
Specialty(2)		68,755	—
		$84,139	$785

Total		$734,269	$61,315

Operator Concentration(3)

					NOI and
	Properties		Investment		Interest Income
Operator(1)	Count	% Pooled	Amount	%	Amount	%	Beds
Tenet Healthcare	3	—	$196,709	27	$17,403	28	756
HCA	1	—	167,165	23	15,912	26	668
Delphis	2	—	132,480	18	3,787	6	68
Hoag Memorial Hospital Presbyterian	1	—	88,800	12	10,219	17	154
Other	10	70	149,115	20	13,994	23	764
	17	41	$734,269	100	$61,315	100	2,410

(1)	Certain operators in HCP’s hospital portfolio are not required under their respective leases to provide operational data.
(2)

Represents a senior secured loan to Delphis that was placed on non-accrual status effective January 1, 2011. For additional information regarding the senior secured loan to Delphis see Note 7 to the Consolidated Financial Statements for the quarter ended September 30, 2012 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC.

(3)	Property count and beds are presented for leased properties and exclude debt investments.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

24

Owned Hospital Portfolio

Dollars in thousands

Portfolio Trends

	Same Property Leased Portfolio					Total Leased Portfolio
	As of and for the Quarter Ended			As of and for the YTD Period Ended		As of and for the Twelve Months Ended
	09/30/12	06/30/12	09/30/11	09/30/12	09/30/11	09/30/12	06/30/12(1)	09/30/11(1)

Property count	16	16	16	16	16	17	17	17
Investment	$610,385	$608,463	$608,641	$610,385	$608,641	$650,130	$648,208	$648,386
Beds	2,379	2,379	2,379	2,379	2,379	2,410	2,410	2,379
3-Month Occupancy %	54.3	56.3	53.1	54.3	53.1	54.3	56.3	53.1
12-Month Occupancy %	52.8	52.6	52.6	52.8	52.6	52.8	52.6	52.6
EBITDAR	$373,340	$364,098	$311,906	$373,340	$311,906	$382,116	$373,339	$321,040
EBITDAR CFC	4.83 x	4.73 x	4.08 x	4.83 x	4.08 x	4.76 x	4.67 x	4.05 x
EBITDARM	$407,965	$398,473	$344,912	$407,965	$344,912	$417,700	$408,748	$355,405
EBITDARM CFC	5.27 x	5.18 x	4.51 x	5.27 x	4.51 x	5.20 x	5.12 x	4.48 x
NOI:
Rental and related revenues	$20,547	$21,848	$20,091	$61,008	$59,726
Operating expenses	(900)	(936)	(1,226)	(2,764)	(3,412)
	$19,647	$20,912	$18,865	$58,244	$56,314
Adjusted NOI:
Straight-line rents	(99)	(161)	(192)	(444)	(720)
Below market lease intangibles, net	(193)	(193)	(193)	(578)	(578)
	$19,355	$20,558	$18,480	$57,222	$55,016

(1)      Amounts are presented as originally reported, without giving effect to discontinued operations.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

25

Investment Management Platform

As of and for the nine months ended September 30, 2012, dollars and square feet in thousands

					Joint		HCP’s
Unconsolidated		Date	HCP’s	Joint	Venture’s	HCP’s Net	Investment	Initial
Institutional	Primary	Established/	Ownership	Venture’s	Mortgage	Equity	Management	Term
Joint Ventures	Segment	Acquired	Percentage	Investment	Debt	Investment(1)	Fee Income	(in years)
HCP Ventures III	Medical office	October-06	30%(2)	$144,044	$91,730	$7,774	$290	10
HCP Ventures IV	Medical office	April-07	20%	662,556	373,446	33,071	1,130	10
HCP Life Science	Life science	August-07	50%-63%	144,481	3,936	67,263	3	97-98
				$951,081	$469,112	$108,108	$1,423

Selected Financial Data(3)

	Three Months Ended September 30, 2012		Nine Months Ended September 30, 2012
	Medical Office	Life Science	Medical Office	Life Science

Total revenues	$19,049	$2,609	$57,850	$8,084
Operating expenses	(8,387)	(270)	(24,302)	(1,071)
NOI	$10,662	$2,339	$33,548	$7,013
Depreciation and amortization	(7,346)	(394)	(21,513)	(1,184)
General and administrative	(660)	(5)	(2,475)	(30)
Interest expense and other	(7,151)	(82)	(20,651)	(291)
Net income (loss)	$(4,495)	$1,858	$(11,091)	$5,508
Depreciation and amortization	7,346	394	21,513	1,184
FFO	$2,851	$2,252	$10,422	$6,692
Amortization of above and below market lease intangibles, net	(182)	—	(552)	—
Amortization of deferred financing costs, net	214	7	566	24
Straight-line rents	(179)	96	(741)	274
Leasing costs and tenant and capital improvements	(2,618)	—	(6,752)	(2)
FAD	$86	$2,355	$2,943	$6,988

HCP’s pro rata share of net income (loss)	$(902)	$1,087	$(2,227)	$3,220

HCP’s pro rata share of FFO	$697	$1,302	$2,456	$3,867

HCP’s pro rata share of FAD	$93	$1,359	$861	$4,030

	Property			Adjusted	Average	Square
HCP Ventures III	Count	Investment	NOI	NOI	Age (Years)	Feet	Occupancy %(4)
Medical office:
On-Campus	9	$109,917	$6,848	$6,740	12	619	96.8
Off-Campus	4	34,127	1,719	1,735	11	183	91.2
	13	$144,044	$8,567	$8,475	12	802	95.5

HCP Ventures IV
Medical office:
On-Campus	22	$217,940	$8,006	$8,005	23	1,103	75.3
Off-Campus	31	363,233	14,669	13,782	21	1,487	83.8
Hospital:
LTACH	1	12,193	(11)	(11)	6	N/A	N/A
Specialty	3	69,190	2,317	1,964	7	N/A	N/A
	57	$662,556	$24,981	$23,740	21

HCP Life Science
San Francisco	2	$74,700	$3,554	$3,808	15	147	100.0
San Diego	2	69,781	3,459	3,479	17	131	90.3
	4	$144,481	$7,013	$7,287	16	278	95.4
Total	74	$951,081	$40,561	$39,502

(1)      The carrying value of investments in unconsolidated joint ventures is based on the amount the Company paid to purchase the joint venture interest, which is different from the Company’s capital balance as reflected at the joint venture level as the records of the unconsolidated joint venture are reflected at their historical cost. These differences in basis are generally amortized over the lives of the related assets and liabilities and included in the Company’s share of equity in earnings of the respective joint venture.

(2)      The Company owns an 85% interest in HCP Birmingham Portfolio LLC, which owns a 30% interest in HCP Ventures III.

(3)      Financial information is combined by primary segment of each joint venture (i.e., HCP Ventures III and HCP Ventures IV are combined under the medical office column).

(4)      Certain operators in the Investment Management Platform hospital portfolio are not required under their respective leases to provide operational data.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

26

Reporting Definitions and Reconciliations of Non-GAAP Measures

Adjusted Fixed Charge Coverage.  Adjusted EBITDA divided by Fixed Charges. The Company uses Adjusted Fixed Charge Coverage, a non-GAAP financial measure, as a measure of liquidity. The Company believes Adjusted Fixed Charge Coverage provides investors, particularly fixed income investors, relevant and useful information because it measures the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred stockholders. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage, and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company. However, since this ratio is derived from Adjusted EBITDA and Fixed Charges, its usefulness is limited by the same factors that limit the usefulness of Adjusted EBITDA and Fixed Charges. Further, the Company’s computation of Adjusted Fixed Charge Coverage may not be comparable to similar fixed charge coverage ratios reported by other companies. The Company has provided reconciliations of this measure to the most comparable GAAP measure in this supplemental information package and for certain historical trend information on page 6, such reconciliations are available in the Company’s Current Reports on Form 8-K filed with the SEC dated February 14, 2012 (2011 metrics), February 15, 2011 (2010 metrics), February 12, 2010 (2009 metrics), February 10, 2009 (2008 metrics), February 11, 2008 (2008 and 2007 metrics) and July 30, 2007 (Pre-CNL Acquisition metrics).

The following table details the calculation of Adjusted Fixed Charge Coverage (dollars in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Adjusted EBITDA	$405,622	$384,828	$1,195,684	$1,086,662
Interest expense:
Continuing operations	$103,513	$103,459	$309,875	$315,695
Discontinued operations	505	739	1,936	2,208
HCP’s share of interest expense from the Investment Management Platform	1,622	1,584	4,728	4,743
Capitalized interest	5,022	6,857	18,517	19,395
Preferred stock dividends	—	5,282	6,574	15,848
Fixed charges	$110,662	$117,921	$341,630	$357,889

Adjusted fixed charge coverage	3.7x	3.3x	3.5x	3.0x

Annualized Revenues.  The most recent month’s (or subsequent month’s if acquired in the most recent month) base rent including additional rent floors, cash income from direct financing leases and/or interest income annualized for 12 months. Annualized Revenues for operating properties under a RIDEA structure are calculated based on the most recent quarter’s NOI annualized for 12 months. Annualized Revenues do not include tenant recoveries, additional rents in excess of floors and non-cash revenue adjustments (i.e., straight-line rents, amortization of above and below market lease intangibles, DFL interest accretion and deferred revenues). The Company uses Annualized Revenues for the purpose of determining Operator/Tenant Diversification, Lease Expirations and Debt Investment Maturities. Annualized revenues for properties classified as held for sale are excluded.

Assets Held for Sale.  Assets of discontinued operations in accordance with Accounting Standards Codification Topic 360.

Assisted Living Facility (“ALF”).  A senior housing facility that predominantly consists of assisted living units is classified by the Company as an ALF.

Cash Flow Coverage (“CFC”).  Facility EBITDAR or Facility EBITDARM for the trailing 12 months and one quarter in arrears from the date reported divided by the Same Period Rent. Cash Flow Coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of Facility EBITDAR or Facility EBITDARM. The coverages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful.

Consolidated Assets.  Total assets as reported in the Company’s consolidated financial statements.

Consolidated Debt.  The carrying amount of bank line of credit, bridge and term loans (if applicable), senior unsecured notes, mortgage and other secured debt, and other debt as reported in the Company’s consolidated financial statements.

Consolidated Gross Assets.  The carrying amount of total assets, excluding investments in and advances to unconsolidated joint ventures, after adding back accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements.

Consolidated Secured Debt.  Mortgage and other debt secured by real estate, excluding debt on assets held for sale as reported in the Company’s consolidated financial statements.

Continuing Care Retirement Community (“CCRC”).  A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing) is classified by the Company as a CCRC.

Debt Investments.  Loans secured by a direct interest in real estate and mezzanine loans.

Development.  Includes ground-up construction and redevelopments.

Direct Financing Lease (“DFL”).  The Company uses the direct finance method of accounting to record income from DFLs. For leases accounted for as DFLs, future minimum lease payments are recorded as a receivable. The difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield.

Estimated Completion Date.  For development projects, management’s estimate of the date the core and shell structure improvements are expected to be or have been completed. For redevelopment projects, management’s estimate of the time in which major construction activity in relation to the scope of the project has been substantially completed.

27

Reporting Definitions and Reconciliations of Non-GAAP Measures

EBITDA and Adjusted EBITDA.  The real estate industry uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, as a measure of both operating performance and liquidity. Adjusted EBITDA is calculated as EBITDA excluding impairments, gains or losses from real estate dispositions, and litigation settlement charge. The Company uses EBITDA and Adjusted EBITDA to measure both its operating performance and liquidity. The Company considers Adjusted EBITDA to provide investors relevant and useful information because it permits investors to view income from its operations on an unleveraged basis before the effects of taxes, non-cash depreciation and amortization, impairments, impairment recoveries, and gains or losses from real estate dispositions. By excluding interest expense, Adjusted EBITDA allows investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. As a liquidity measure, the Company believes that EBITDA and Adjusted EBITDA help investors analyze the Company’s ability to meet its interest payments on outstanding debt and to make preferred dividend payments. The Company believes investors should consider EBITDA and Adjusted EBITDA, in conjunction with net income (the primary measure of the Company’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of the Company’s operating results and liquidity, and to make more meaningful comparisons of its performance between periods and against other companies. EBITDA and Adjusted EBITDA have limitations as analytical tools and should be used in conjunction with the Company’s required GAAP presentations. EBITDA and Adjusted EBITDA do not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP, and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, the Company’s computation of EBITDA and Adjusted EBITDA may not be comparable to similar measures reported by other companies.

The following table reconciles Adjusted EBITDA from net income (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net income	$199,043	$175,471	$600,582	$483,707
Interest expense:
Continuing operations	103,513	103,459	309,875	315,695
Discontinued operations	505	739	1,936	2,208
Income taxes:
Continuing operations	(598)	5	(1,131)	289
Discontinued operations	(103)	—	—	1
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	88,686	86,672	259,039	265,742
Discontinued operations	1,453	1,884	7,300	4,286
Equity income from unconsolidated joint ventures	(13,396)	(17,050)	(42,803)	(32,798)
HCP’s share of EBITDA from the Investment Management Platform	3,619	3,767	11,051	11,736
Other joint venture adjustments	15,022	14,481	44,813	28,165
EBITDA	$397,744	$369,428	$1,190,662	$1,079,031

Gain on sales of real estate	—	—	(2,856)	—
Impairments	7,878	15,400	7,878	15,400
Gain upon consolidation of joint venture	—	—	—	(7,769)
Adjusted EBITDA	$405,622	$384,828	$1,195,684	$1,086,662

Facility EBITDAR (“EBITDAR”).  Earnings before interest, taxes, depreciation, amortization and rent for a particular facility accruing to the operator/tenant of the property (not the Company), for the trailing 12 months and one quarter in arrears from the date reported. The Company uses Facility EBITDAR in determining Cash Flow Coverage. Facility EBITDAR has limitations as an analytical tool.  Facility EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, Facility EBITDAR does not represent a property’s net income or cash flow from operations and should not be considered an alternative to those indicators. However, the Company receives periodic financial information from operators/tenants regarding the performance of the Company’s facilities under the operator’s/tenant’s management. The Company utilizes Facility EBITDAR as a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company. Facility EBITDAR includes the greater of (i) contractual management fees or (ii) an imputed management fee of 5% for senior housing facilities and post-acute/skilled nursing facilities and 2% for acute care hospitals which the Company believes represents typical management fees in their respective industries. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company.

Facility EBITDARM (“EBITDARM”).  Earnings before interest, taxes, depreciation, amortization, rent and management fees for a particular facility accruing to the operator/tenant of the property (not the Company), for the trailing 12 months and one quarter in arrears from the date reported.  The Company uses Facility EBITDARM in determining Cash Flow Coverage. Facility EBITDARM has limitations as an analytical tool. Facility EBITDARM does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, Facility EBITDARM does not represent a property’s net income or cash flow from operations and should not be considered an alternative to those indicators. However, the Company receives periodic financial information from operators/tenants regarding the performance of the Company’s facilities under the operator’s/tenant’s management. The Company utilizes Facility EBITDARM as a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company.

28

Reporting Definitions and Reconciliations of Non-GAAP Measures

Financial Leverage.  Total Debt divided by Total Gross Assets. The Company believes that its Financial Leverage is a meaningful supplemental measure of its financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company believes that the ratio of Consolidated Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Financial Leverage. The Company’s computation of its Financial Leverage may not be identical to the computations of financial leverage reported by other companies. The Company’s pro rata share of total debt from the Investment Management Platform is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the joint ventures. The Company has provided reconciliations of this measure to the most comparable GAAP measure in this supplemental information package and for certain historical trend information on page 6, such reconciliations are available in the Company’s Current Reports on Form 8-K filed with the SEC dated February 14, 2012 (2011 metrics), February 15, 2011 (2010 metrics), February 12, 2010 (2009 metrics), February 10, 2009 (2008 metrics), February 11, 2008 (2008 and 2007 metrics) and July 30, 2007 (Pre-CNL Acquisition metrics).

Fixed Charges.  Total interest expense plus capitalized interest plus preferred stock dividends. The Company uses Fixed Charges to measure its interest payments on outstanding debt and dividends to its preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. However, the usefulness of Fixed Charges is limited as, among other things, it does not include all contractual obligations.  The Company’s computation of Fixed Charges should not be considered an alternative to fixed charges as defined by Item 503(d) of Regulation S-K and may not be comparable to fixed charges reported by other companies.

Funds Available for Distribution (“FAD”).  Funds Available for Distribution is defined as FFO as adjusted after excluding the impact of the following: (i) amortization of acquired above/below market lease intangibles, net; (ii) amortization of deferred compensation expense; (iii) amortization of deferred financing costs, net; (iv) straight-line rents; (v) accretion and depreciation related to DFLs; and (vi) deferred revenues. Further, FAD is computed after deducting recurring capital expenditures, including leasing costs and second generation tenant and capital improvements, and includes similar adjustments to compute the Company’s share of FAD from its unconsolidated joint ventures. Other real estate investment trusts (“REITs”) or real estate companies may use different methodologies for calculating FAD, and accordingly, the Company’s FAD may not be comparable to those reported by other REITs. Although the Company’s FAD computation may not be comparable to that of other REITs, management believes FAD provides a meaningful supplemental measure of the Company’s ability to fund its ongoing dividend payments. In addition, management believes that in order to further understand and analyze the Company’s liquidity, FAD should be compared with net cash flows from operating activities as determined in accordance with GAAP and presented in its consolidated financial statements. FAD does not represent cash generated from operating activities determined in accordance with GAAP, and FAD should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.

Funds From Operations (“FFO”).  The Company believes that net income as defined by GAAP is the most appropriate earnings measure.  The Company also believes that Funds From Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO applicable to common shares, Diluted FFO applicable to common shares, and Basic and Diluted FFO per common share are important non-GAAP supplemental measures of operating performance for a REIT.  Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time.  However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative.  Thus, NAREIT created FFO as a supplemental measure of operating performance for REIT that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.  FFO is defined as net income (determined in accordance with GAAP), excluding gains or losses from acquisition and dispositions of depreciable real estate or related interests, impairments of, or related to, depreciable real estate, plus real estate and DFL depreciation and amortization, with adjustments to derive the Company’s pro rata share of FFO from consolidated and unconsolidated joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. The Company believes that the use of FFO, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate and DFL depreciation and amortization, FFO can help investors compare the operating performance of a REIT between periods or as compared to other companies. While FFO is a relevant and widely used measure of operating performance of REITs, it does not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO also does not consider the costs associated with capital expenditures related to the Company’s real estate assets, nor is FFO necessarily indicative of cash available to fund the Company’s future cash requirements. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently from the Company. For a reconciliation of FFO to net income, please refer to the slide in this supplemental information package captioned “Consolidated Funds From Operations.”

FFO as adjusted represents FFO before the impact of litigation settlement charges, preferred stock redemption charges, impairments (recoveries) of non-depreciable assets and merger-related items. Merger-related items include estimated acquisition pursuit costs that consist primarily of professional fees and the impact of common stock offerings which increase the weighted average shares outstanding, when such proceeds will be used to fund a portion of the cash consideration of the Company’s pending acquisitions. Management believes FFO as adjusted is a useful alternative measurement. This measure is a modification of the NAREIT definition of FFO and should not be used as an alternative to net income (determined in accordance with GAAP).

FAD Payout Ratio.  Dividends declared per common share divided by Diluted FAD per common share for a given period.  The Company believes the FAD Payout Ratio per Common Share provides investors relevant and useful information because it measures the portion of FAD being declared as dividends to common stockholders.  FAD Payout Ratio per Common Share is subject to the same limitations noted in the definition of FAD above.

FFO Payout Ratio.  Dividends declared per common share divided by Diluted FFO per common share for a given period.  The Company believes the FFO Payout Ratio per Common Share provides investors relevant and useful information because it measures the portion of FFO being declared as dividends to common stockholders.  FFO Payout Ratio per Common Share is subject to the same limitations noted in the definition of FFO above.

29

Reporting Definitions and Reconciliations of Non-GAAP Measures

HCP Life Science.  Includes three unconsolidated joint ventures between the Company and an institutional capital partner for which the Company is the managing member.  HCP Life Science includes the following partnerships: (i) Torrey Pines Science Center LP (50%), (ii) Britannia Biotech Gateway LP (55%) and (iii) LASDK LP (63%).  The unconsolidated joint ventures were acquired as part of the Company’s purchase of Slough Estates USA Inc. on August 1, 2007.

HCP Ventures III.  An unconsolidated joint venture formed on October 27, 2006 between the Company and an institutional capital partner, for which the Company is the managing member and has an effective 25.5% interest.

HCP Ventures IV.  An unconsolidated joint venture formed on April 30, 2007 between the Company and an institutional capital partner, for which the Company is the managing member and has a 20% interest.

Independent Living Facility (“ILF”).  A senior housing facility that predominantly consists of independent living units.

Investment.  Represents (i) the carrying amount of real estate assets, including intangibles, after adding back accumulated depreciation and amortization, excluding assets held for sale and classified as discontinued operations and (ii) the carrying amount of DFLs and debt investments.

Investment Management Platform.  Includes the following unconsolidated joint ventures: (i) HCP Life Science, (ii) HCP Ventures III and (iii) HCP Ventures IV.

Life Science.  Laboratory and office space primarily for biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry.

Long-Term Acute Care Hospitals (“LTACHs”).  LTACHs provide care for patients with complex medical conditions that require longer stays and more intensive care, monitoring or emergency back-up than that available in most skilled nursing-based programs.

Net Operating Income from Continuing Operations (“NOI”).  A non-GAAP supplemental financial measure used to evaluate the operating performance of real estate properties and SPP. The Company defines NOI as rental and related revenues, including tenant recoveries, resident fees and services, and income from DFLs, less property level operating expenses. NOI excludes interest income, investment management fee income, interest expense, depreciation and amortization, general and administrative expenses, litigation settlement, impairments, impairment recoveries, other income, net, income taxes, equity income from and impairments of unconsolidated joint ventures, and discontinued operations. The Company believes NOI provides investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. Adjusted NOI is calculated as NOI eliminating the effects of straight-line rents, DFL accretion, amortization of above and below market lease intangibles, and lease termination fees. Adjusted NOI is sometimes referred to as “cash NOI.” The Company uses NOI and adjusted NOI to make decisions about resource allocations, to assess and compare property level performance, and evaluate SPP. The Company believes that net income is the most directly comparable GAAP measure to NOI. NOI should not be viewed as an alternative measure of operating performance to net income (determined in accordance with GAAP) since it does not reflect the aforementioned excluded items. Further, NOI may not be comparable to that of other REITs, as they may use different methodologies for calculating NOI.

The following table reconciles NOI from net income (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net income	$199,043	$175,471	$600,582	$483,707
Interest income	(10,278)	(577)	(12,313)	(99,199)
Investment management fee income	(460)	(494)	(1,423)	(1,605)
Interest expense	103,513	103,459	309,875	315,695
Depreciation and amortization	88,686	86,672	259,039	265,742
General and administrative	19,443	19,647	54,356	76,471
Impairments	7,878	15,400	7,878	15,400
Other income, net	(770)	772	(2,233)	(17,056)
Income taxes	(598)	5	(1,131)	289
Equity income from unconsolidated joint ventures	(13,396)	(17,050)	(42,803)	(32,798)
Total discontinued operations, net of taxes	(984)	(809)	(2,440)	(3,796)
NOI	$392,077	$382,496	$1,169,387	$1,002,850

Straight-line rents	(11,821)	(14,024)	(33,608)	(46,936)
DFL accretion	(23,433)	(23,571)	(71,072)	(48,508)
Amortization of above and below market lease intangibles, net	(533)	(1,178)	(1,855)	(3,271)
Lease termination fees	(175)	(239)	(574)	(3,417)
NOI adjustments related to discontinued operations	335	516	1,437	1,585
Adjusted NOI	$356,450	$344,000	$1,063,715	$902,303

Occupancy.  For life science facilities and medical office buildings, occupancy represents the percentage of total rentable square feet leased where rental payments have commenced, including month-to-month leases, as of the end of the period reported. For senior housing facilities, post-acute/skilled nursing facilities and hospitals, occupancy represents the facilities’ average operating occupancy for the trailing three-month and 12-month periods and one quarter in arrears from the date reported. The percentages are calculated based on units, licensed beds and available beds for senior housing facilities, post-acute/skilled nursing facilities and hospitals, respectively. The percentages shown exclude newly completed facilities under lease-up, vacant facilities and facilities for which data is not available or meaningful. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company. For the SPP, occupancy for senior housing facilities, post-acute/skilled nursing facilities and hospitals are presented based on the average operating occupancy for the trailing three-month and 12-month periods and one quarter in arrears from the date reported.

Owned Portfolio.  Represents owned properties subject to operating leases and DFLs, properties operated under a RIDEA structure and debt investments, and excludes properties under development, including redevelopment, land held for development and real estate owned by the Company’s unconsolidated joint ventures.

30

Reporting Definitions and Reconciliations of Non-GAAP Measures

Pooled Leases.  Two or more leases to the same operator/tenant or their subsidiaries under which their obligations are combined by virtue of a master lease or multiple master leases, a pooling agreement or multiple pooling agreements, or cross-guaranties. For example, Sunrise Senior Living percentage pooled consists of 47 assets under 6 separate pools.

Quality Mix.  Represents non-Medicaid revenues as a percent of total revenues for the trailing 12 months and is one quarter in arrears from the period presented.

Redevelopment Projects.  Properties that require significant capital expenditures (generally more than 25% of acquisition cost or existing basis) to achieve stabilization or to change the use of the properties.

Rehabilitation Hospitals (“Rehab”).  Rehabilitation hospitals provide inpatient and outpatient care for patients who have sustained traumatic injuries or illnesses, such as spinal cord injuries, strokes, head injuries, orthopedic problems, work-related disabilities and neurological diseases.

Rental and RIDEA Revenues.  Represents rental and related revenues, tenant recoveries, resident fees and services, and income from direct financing leases.

Retention Rate.  Represents the ratio of total renewed square feet to the total square feet expiring and available for lease, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of their lease.

RIDEA.  The Housing and Economic Recovery Act of 2008 (commonly referred to as “RIDEA”).

Same Period Rent.  The base rent plus additional rent due to the Company over the trailing 12 months and one quarter in arrears from the date reported.  The Company uses Same Period Rent for purposes of determining property-level Cash Flow Coverage.

Same Property Portfolio (“SPP”).  SPP statistics allow management to evaluate the performance of the Company’s real estate portfolio under a consistent population, which eliminates the changes in the composition of the Company’s portfolio of properties. The Company identifies its SPP as stabilized properties that remained in operations and were consistently reported as leased properties or operating properties (RIDEA) for the duration of the year-over-year comparison periods presented. Accordingly, it takes a stabilized property a minimum of 12 months in operations under a consistent reporting structure to be included in the Company’s SPP. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis.

Secured Debt Ratio.  Total Secured Debt divided by Total Gross Assets. The Company believes that its Secured Debt Ratio is a meaningful supplemental measure of its financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company believes that the ratio of Consolidated Secured Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Secured Debt Ratio. The Company’s computation of its Secured Debt Ratio may not be identical to the computations of Secured Debt Ratio reported by other companies. The Company’s pro rata share of total secured debt from the Investment Management Platform is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the joint ventures. The Company has provided reconciliations of this measure to the most comparable GAAP measure in this supplemental information package and for certain historical trend information on page 6, such reconciliations are available in the Company’s Current Reports on Form 8-K filed with the SEC dated February 14, 2012 (2011 metrics), February 15, 2011 (2010 metrics), February 12, 2010 (2009 metrics), February 10, 2009 (2008 metrics), February 11, 2008 (2008 and 2007 metrics) and July 30, 2007 (Pre-CNL Acquisition metrics).

Senior Housing.  ALFs, ILFs and CCRCs.

Specialty Hospitals.  Specialty hospitals are licensed as acute care hospitals but focus on providing care in specific areas such as cardiac, orthopedic and women’s conditions, or specific procedures such as surgery, and are less likely to provide emergency services.

Square Feet.  The square footage for properties, excluding square footage for development or redevelopment properties prior to completion.

Stabilized.  Newly acquired operating assets are generally considered stabilized at the earlier of lease up (typically when the tenant(s) controls the physical use of 80% of the space) or 12 months from the acquisition date. Newly completed developments, including redevelopments, are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service.

Total Debt.  Consolidated Debt at book value plus the Company’s pro rata share of total debt from the Investment Management Platform.

Total Gross Assets.  Consolidated Gross Assets plus the Company’s pro rata share of total assets from the Investment Management Platform, after adding back accumulated depreciation and amortization.

The following table details the calculation of Total Gross Assets (in thousands):

	September 30, 2012	December 31, 2011	September 30, 2011
Consolidated total assets	$18,079,336	$17,408,475	$17,439,377
Investments in and advances to unconsolidated joint ventures	(217,092)	(224,052)	(225,979)
Accumulated depreciation and amortization	1,887,380	1,651,835	1,623,391
Accumulated depreciation and amortization from assets held for sale	27,930	22,371	27,294
Consolidated gross assets	$19,777,554	$18,858,629	$18,864,083
HCP’s share of unconsolidated total assets(1)	266,928	269,606	276,277
HCP’s share of unconsolidated accumulated depreciation and amortization(1)	45,044	40,104	38,636
Total gross assets	$20,089,526	$19,168,339	$19,178,996

(1)      Reflects the Company’s pro rata share of amounts from the Investment Management Platform and its equity interest in HCR ManorCare OpCo.

31

Reporting Definitions and Reconciliations of Non-GAAP Measures

Total Market Capitalization.  Total Debt plus Total Market Equity.

Total Market Equity.  The total number of outstanding shares of the Company’s common stock multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end (adjusted for stock splits), plus the total number of outstanding shares of the Company’s preferred stock multiplied by the closing price of its preferred stock on the New York Stock Exchange as of period end.

Total Secured Debt.  Consolidated Secured Debt plus the Company’s pro rata share of mortgage debt from the Investment Management Platform.

Units/Square Feet/Beds.  Senior housing facilities are measured in units (e.g., studio, one or two bedroom units). Life science facilities and medical office buildings are measured in square feet. Post-acute/skilled nursing facilities and hospitals are measured in licensed bed count.

Yield.  Yield is calculated as Net Operating Income, as adjusted, divided by Investment.  For acquisitions, initial yields are calculated as projected Net Operating Income, 12 months forward, as adjusted, as of the closing date divided by total acquisition cost basis.  The total acquisition cost basis includes the initial purchase price, the effects of adjusting assumed debt to market, lease intangible adjustments and all transaction costs.

32